EXHIBIT 5

                                JAMES W. SPINDLER
                                COUNSELOR AT LAW
                                 66 WESTON ROAD
                          LINCOLN, MASSACHUSETTS 01773
                               TEL: (781) 259-9832
                               FAX: (781) 259-9846

                                                                 August 7, 2001

MacroChem Corporation
110 Hartwell Avenue
Lexington, Massachusetts  02421-3134

Dear Sirs:

     I am acting as counsel to MacroChem Corporation (the "Company") in connection with the issuance from time to time of up to an aggregate of 2,200,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), 1,200,000 of which are under the Company's 2001 Incentive Plan and 1,000,000 of which are under the Company's Non-Statutory Option. The issuance of the Shares is being registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 (the "Registration Statement").

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments and have made such other investigations as I have deemed necessary to enable me to express the opinion set forth below.

     On the basis of the foregoing and my review of such other matters as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, when certificates therefor have been duly executed and delivered and the consideration therefor paid pursuant to the terms of such Plan or the Non-Statutory Option, as the case may be, will be validly issued, fully paid and non-assessable.

     I express no opinion on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                          Very truly yours,

                                                          /s/ James W. Spindler
                                                          ---------------------
                                                          James W. Spindler